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      NEWS RELEASE
------------------------
[LETTERHEAD OF SITRICK AND COMPANY INC.]

                                             Contact: Suzanne Shirley
                                                      Transitional Hospitals
                                                      (702) 257-4000
                                                            or
                                                      Michael Sitrick
                                                      Jeffrey Lloyd
                                                      Sitrick And Company
                                                      (310) 788-2850

TRANSITIONAL HOSPITALS BOARD AUTHORIZES MANAGEMENT TO INITIATE DISCUSSIONS WITH VENCOR; COMPANY SAYS ACTION IS CONSISTENT WITH ITS COMMITMENT TO MAXIMIZE SHAREHOLDER VALUE

     LAS VEGAS, NEVADA - MAY 9, 1997 - TRANSITIONAL HOSPITALS CORP. (NYSE:THY) today announced that its Board of Directors has authorized management to initiate discussions with Vencor Inc. on its offer to purchase all of the common stock of Transitional at $16 per share. Transitional Hospitals said that under its agreement with Select Medical, it has the right to enter into discussions with unsolicited bidders. However, its agreement with Select Medical remains in place.

     Richard L. Conte, chairman and chief executive officer of Transitional Hospitals, said that the board's action is consistent with Transitional's commitment to maximizing shareholder value.

     "While the Board and its advisors have concerns regarding antitrust issues, as well as other provisions of the offer, we look forward to meeting with Vencor at their earliest convenience. We will continue to do everything we can to ensure that our shareholders receive the best possible return on their investment," Mr. Conte stated.

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